Exhibit 99.1

Joint Press Release

FOR IMMEDIATE RELEASE

TOWNEBANK AND OLD POINT FINANCIAL CORPORATION ANNOUNCE AGREEMENT TO MERGE

Suffolk, Va. and Hampton, Va. (April 3, 2025) – Hampton Roads based TowneBank (NASDAQ: TOWN) and Old Point Financial Corporation (NASDAQCM: OPOF) (“Old Point”), the parent company of The Old Point National Bank of Phoebus (“OPNB”), today announced the signing of a definitive agreement and plan of merger pursuant to which TowneBank will acquire Old Point and OPNB. The proposed transaction will enhance TowneBank’s position in the Hampton Roads MSA with the addition of a high-quality core deposit franchise.

Pro forma for TowneBank’s recently closed acquisition of Village Bank and Trust Financial Corp. and the proposed acquisition of Old Point, the combined company would have total assets of $19.5 billion, loans of $13.1 billion and deposits of $16.3 billion as of December 31, 2024. TowneBank expects the acquisition to be approximately 10% accretive to earnings per share with fully phased-in cost savings on a GAAP basis.

“We are excited to partner with Old Point and welcome its talented team into our TowneBank family,” said G. Robert Aston, Jr., Executive Chairman of TowneBank. “Old Point has legendary status here in our community and most especially, in Hampton, Virginia where it was founded over 100 years ago. I have the deepest respect for the Shuford family that has guided Old Point throughout the years with the highest of character and unwavering integrity. Joining our two banking families together will create a combined franchise with a strong core deposit base, outstanding credit quality, and substantial synergies that will generate top tier financial performance for our shareholders while helping our communities grow and prosper.”

Robert F. Shuford, Jr., Chairman, President and Chief Executive Officer of Old Point Financial Corporation added, “Great competition builds better companies and TowneBank has raised the bar high – to the benefit of Old Point. Under Bob Aston’s leadership, they have built an incredible franchise. Together, we will bring expanded relationships and services to our communities, enhanced opportunities for our employees, and significant value for our shareholders. We are excited about this partnership and the opportunity to bring together the Old Point and TowneBank families.”

Under the terms of the agreement, shareholders of Old Point will elect to receive either $41.00 in cash or 1.1400 shares of TowneBank common stock for each share of Old Point outstanding common stock. This corresponds to an aggregate transaction value of approximately $203 million, based on Old Point common stock currently outstanding. Old Point shareholders will have the right to elect cash or stock consideration so long as the total stock consideration issued represents between 50% and 60% of the total consideration paid.

In consideration of the transaction, extensive due diligence was performed by the management teams of TowneBank and Old Point. The definitive agreement was approved by the boards of directors of Old Point and TowneBank. The transaction is expected to close in the second half of 2025 and is subject to customary conditions, including regulatory approval, as well as the approval of Old Point’s shareholders.

Piper Sandler & Co. served as the financial advisor and Wachtell, Lipton, Rosen & Katz served as lead legal counsel with Williams Mullen as local counsel to TowneBank in the transaction. Keefe, Bruyette & Woods, A Stifel Company, served as the financial advisor and Troutman Pepper Locke LLP served as legal counsel to Old Point in the transaction.

About TowneBank:

Founded in 1999, TowneBank is a company built on relationships, offering a full range of banking and other financial services, with a focus of serving others and enriching lives. Dedicated to a culture of caring, Towne values all employees and members by embracing their diverse talents, perspectives, and experiences.

Today, TowneBank operates over 50 banking offices throughout Hampton Roads and Central Virginia, as well as Northeastern and Central North Carolina – serving as a local leader in promoting the social, cultural, and economic growth in each community. TowneBank offers a competitive array of business and personal banking solutions, delivered with only the highest ethical standards. Experienced local bankers providing a higher level of expertise and personal attention with local decision-making are key to the TowneBank strategy. TowneBank has grown its capabilities beyond banking to provide expertise through its affiliated companies that include Towne Wealth Management, Towne Insurance Agency, Towne Benefits, TowneBank Mortgage, TowneBank Commercial Mortgage, Berkshire Hathaway HomeServices RW Towne Realty, Towne 1031 Exchange, LLC, and Towne Vacations. With total assets of $17.25 billion as of December 31, 2024, TowneBank is one of the largest banks headquartered in Virginia.

About Old Point Financial Corporation:

Headquartered in Hampton, Virginia, Old Point Financial Corporation is the holding company of The Old Point National Bank of Phoebus and Old Point Trust & Financial Services, N.A. (“Wealth”). OPNB serves individual and commercial customers through their 13 branch offices located in the Hampton Roads region of Virginia. OPNB offers a full range of retail and commercial financial services, including mortgage loan products offered through Old Point Mortgage. A full array of insurance products is also offered through Old Point Insurance, LLC in partnership with Morgan Marrow Company. Wealth offers a full range of services for individuals and businesses. Their products and services include retirement planning, estate planning, financial planning, estate and trust administration, retirement plan administration, tax services and investment management services.

Media contact:

G. Robert Aston, Jr., Executive Chairman, TowneBank, 757-638-6780

William I. Foster III, Chief Executive Officer, TowneBank, 757-417-6482

Robert F. Shuford, Jr., Chairman, President & Chief Executive Officer, Old Point Financial Corporation, 757-728-1887

Investor contact:

William B. Littreal, Chief Financial Officer, TowneBank, 757-638-6813

Laura Wright, Senior Vice President & Marketing Director, Old Point Financial Corporation, 757-728-1743

Cautionary Note Regarding Forward-Looking Statements

This communication contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts, but instead represent only the beliefs, expectations, or opinions of TowneBank and Old Point and their respective management teams regarding future events, many of which, by their nature, are inherently uncertain and beyond the control of TowneBank and Old Point. Forward-looking statements may be identified by the use of such words as: “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or words of similar meaning, or future or conditional terms, such as “will,” “would,” “should,” “could,” “may,” “likely,” “probably,” or “possibly.” These statements may address issues that involve significant risks, uncertainties, estimates, and assumptions made by management, including statements about (i) the benefits of the transaction, including future financial and operating results, cost savings, enhancement to revenue and accretion to reported earnings that may be realized from the transaction and (ii) TowneBank’s and Old Point’s plans, objectives, expectations and intentions and other statements contained in this communication that are not historical facts. In addition, these forward-looking statements are subject to various risks, uncertainties, estimates and assumptions with respect to future business strategies and decisions that are subject to change and difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Although TowneBank’s and Old Point’s respective management teams believe that estimates and assumptions on which forward-looking statements are based are reasonable, such estimates and assumptions are inherently uncertain. As a result, actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the business of Old Point or OPNB may not be successfully integrated into TowneBank, or such integration may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the transaction may not be fully realized or may take longer to realize than expected; (3) deposit attrition, operating costs, customer losses and business disruption following the transaction, including adverse effects on relationships with employees and customers, may be greater than expected; (4) the possibility that the transaction does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction); (5) the outcome of any legal proceedings that may be instituted against TowneBank or Old Point; (6) the occurrence of any event, change, or other circumstance that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between TowneBank and Old Point; (7) reputational risk and potential adverse reactions of TowneBank or Old Point’s customers, employees or other business partners, including those resulting from the announcement or completion of the transaction; (8) the dilution caused by TowneBank’s issuance of additional shares of its capital stock in connection with the transaction; (9) the diversion of management’s attention and time from ongoing business operations and opportunities on merger-related matters; (10) economic, legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which TowneBank and Old Point are engaged; (11) competitive pressures in the banking industry that may increase significantly; (12) changes in the interest rate environment that may reduce margins and/or the volumes and values of loans made or held as well as the value of other financial assets held; (13) an unforeseen outflow of cash or deposits or an inability to access the capital markets, which could jeopardize TowneBank’s or Old Point’s overall liquidity or capitalization; (14) changes in the creditworthiness of customers and the possible impairment of the collectability of loans; (15) insufficiency of TowneBank’s or Old Point’s allowance for credit losses due to market conditions, inflation, changing interest rates or other factors; (16) adverse developments in the financial industry generally, responsive measures to mitigate and manage such developments, related supervisory and regulatory actions and costs, and related impacts on customer and client behavior; (17) general economic conditions, either nationally or regionally, that may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit or other services; (18) unusual and infrequently occurring events, such as weather-related or natural disasters, acts of war or terrorism, or public health events; (19) cybersecurity threats or attacks, whether directed at TowneBank or Old Point or at vendors or other third parties with which TowneBank or Old Point interact; (20) the implementation of new technologies, and the ability to develop and maintain reliable electronic systems; (21) changes in business conditions; (22) changes in the securities market; and (23) changes in the local economies with regard to TowneBank’s and Old Point’s respective market areas.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in TowneBank’s reports filed with the Federal Deposit Insurance Corporation (“FDIC”) or Old Point’s reports filed with the U.S. Securities and Exchange Commission (“SEC”). TowneBank and Old Point undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy securities of Old Point or TowneBank or a solicitation of any vote or approval. In connection with the transaction, Old Point will file with the SEC a preliminary proxy statement, which will include an offering circular with respect to the common stock of TowneBank. Old Point will deliver a definitive proxy statement/offering circular to its shareholders seeking approval of the transaction and related matters. In addition, each of TowneBank and Old Point may file other relevant documents concerning the proposed transaction with the FDIC and the SEC, respectively.

Investors, TowneBank shareholders and Old Point shareholders are strongly urged to read the definitive proxy statement/offering circular regarding the proposed transaction when it becomes available and other relevant documents filed with the FDIC and SEC, as well as any amendments or supplements to those documents, because they will contain important information about TowneBank, Old Point and the proposed transaction. Free copies of the definitive proxy statement/offering circular, as well as other filings containing information about Old Point, may be obtained after their filing at the SEC’s website (http://www.sec.gov). In addition, free copies of the definitive proxy statement/offering circular, when available, also may be obtained by directing a request by telephone or mail to Old Point Financial Corporation, 101 East Queen Street, Hampton, Virginia 23669, Attention: Investor Relations (telephone: (757) 728-1743), or by accessing Old Point’s website at https://www.oldpoint.com under “Investor Relations.” Free copies of filings containing information about TowneBank may be obtained after their filing at the FDIC’s website (https://www.fdic.gov/). The documents described above also may be obtained by directing a request by telephone or mail to TowneBank, 6001 Harbour View Boulevard, Suffolk, Virginia 23435, Attention: Investor Relations (telephone: (757) 638-6794), or by accessing TowneBank’s website at https://townebank.com under “Investor Relations.” The information on TowneBank’s and Old Point’s websites is not, and shall not be deemed to be, a part of this communication or incorporated into other filings either company makes with the FDIC or SEC.

Participants in the Solicitation

TowneBank, Old Point, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Old Point in connection with the transaction. Information about the interests of the directors and executive officers of TowneBank and Old Point and other persons who may be deemed to be participants in the solicitation of shareholders of Old Point in connection with the transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement/offering circular related to the transaction, which will be filed by Old Point with the SEC.

Information about the directors and executive officers of TowneBank and their ownership of TowneBank common stock is also set forth in the definitive proxy statement for TowneBank’s 2025 Annual Meeting of Shareholders, as filed with the FDIC on Schedule 14A on April 2, 2025. Information about the directors and executive officers of TowneBank, their ownership of TowneBank common stock, and TowneBank’s transactions with related persons is set forth in the sections entitled “Directors, Executive Officers and Corporate Governance,” “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” and “Certain Relationship and Related Transactions, and Director Independence” included in TowneBank’s annual report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the FDIC on February 28, 2025, and in the sections entitled “Election of Directors – Proposal One,” “Ownership of Company Common Stock,” “Compensation Discussion and Analysis,” “Named Executive Officers Compensation,” “Compensation of Directors” and “Related Party Transactions” included in TowneBank’s definitive proxy statement in connection with its 2025 Annual Meeting of Shareholders, as filed with the FDIC on April 2, 2025. To the extent holdings of TowneBank common stock by the directors and executive officers of TowneBank have changed from the amounts of TowneBank common stock held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the FDIC. Free copies of these documents may be obtained as described above.

Information about the directors and executive officers of Old Point and their ownership of Old Point common stock can also be found in Old Point’s definitive proxy statement in connection with its 2024 Annual Meeting of Shareholders, as filed with the SEC on April 17, 2024 (and which is available at https://www.sec.gov/Archives/edgar/data/740971/000114036124020305/ny20023777x1_def14a.htm) and other documents subsequently filed by Old Point with the SEC. Information about the directors and executive officers of Old Point, their ownership of Old Point common stock, and Old Point’s transactions with related persons is set forth in the sections entitled “Directors, Executive Officers and Corporate Governance,” “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” and “Certain Relationships and Related Transactions, and Director Independence” included in Old Point’s annual report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on March 31, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000740971/000114036125011206/ef20039021_10k.htm), and in the sections entitled “Proposal One – Election of Directors,” “Security Ownership of Certain Beneficial Owners and Management,” “Director Compensation,” “Executive Compensation” and “Interest of Management in Certain Transactions” included in Old Point’s definitive proxy statement in connection with its 2024 Annual Meeting of Shareholders, as filed with the SEC on April 17, 2024 (and which is available at https://www.sec.gov/Archives/edgar/data/740971/000114036124020305/ny20023777x1_def14a.htm). To the extent holdings of Old Point common stock by the directors and executive officers of Old Point have changed from the amounts of Old Point common stock held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Free copies of these documents may be obtained as described above.

5